Exhibit 10.6(a)




June 4, 2002

Atlantic Coast Airlines
45200 Business Court, Suite 100
Dulles, Virginia  20166


                       Re:    United Contract No. 152118
                              Title:  Restated United
                              Express Agreement among
                              United Air Lines, Inc.
                              Atlantic Coast Airlines and
                              Atlantic Coast Airlines
                              Holdings, Inc.
                              Dated: November 22nd, 2000
                              (The "Agreement")

Gentlemen:

WITNESSETH:

WHEREAS, Atlantic Coast Airlines ("ACA") and United Air Lines, Inc. ("United") desire to further amend provisions of
Article IV.E of the Agreement relating to Contractor's authority to operate regional jet aircraft in United Express service;

NOW, THEREFORE, in consideration of the foregoing premises, when fully executed, this letter will reflect the agreement between ACA and United that the Agreement will be amended as set forth below. This letter amendment will be effective as of June 4, 2002.

1. Article IV.E.1 of the Agreement is deleted and the following is inserted in lieu thereof:

     "Contractor is authorized to operate up to 114 Canadair regional jet aircraft (50-seat capacity or less) for United Express service under the terms of this Agreement, provided such aircraft are delivered not later than December 31, 2003. Contractor is authorized to operate a total of 121 Canadair regional jet aircraft (50-seat capacity or less) for United Express service under the terms of this Agreement, provided such aircraft are delivered not later than April 30, 2004. The deployment of any and all regional jet aircraft operated by Contractor for United Express service, or operated with United Express livery, must be approved by United on a city pair basis. Contractor agrees that all FD328Jets will be removed from United Express service no later than December 31, 2002, and that all turboprop aircraft will be removed (the "Removal") from United Express service no later than April 30, 2004. The exact date of each FD328Jet or turboprop removal will be at Contractor's discretion, but Contractor will provide United at least 60 days prior notice of each such scheduled removal. In the event that any scheduled regional jet deliveries are delayed for reasons beyond the control of Contractor, the turboprop removal may be delayed by Contractor past April 30, 2004, to coincide with the delayed in-service schedule of regional jets. Contractor acknowledges that certain cost reductions in its United Express operations will become apparent during and once all turboprops have been removed from its United Express service. Within 60 days of the Removal, Contractor will enter into good faith discussions with United aimed at reducing Costs per Departure to reflect fully these cost reductions."

2. In Article IV.E.2 of the Agreement is amended by replacing "above ***" with "above ***" and replacing "the initial ***" with "the initial ***", and by adding the following sentence to the end of Article IV.E.2: "For purposes of clarity, as of June 3, 2002, Contractor is authorized to operate 121 regional jets out of a total of 236 regional jets currently allocated for operation in the fleets of all United Express carriers."

The terms set forth above are deemed to be incorporated in and made a part of the Agreement. All other terms and conditions of the Agreement, as amended, will remain in full force and effect.

If this letter agreement conforms to your understanding and agreement, please sign all three copies in the space provided below and return two copies to United.


                         UNITED AIR LINES, INC.

                         /s/ Christopher Rado

                         Christopher Rado
                         Director, United Express


Read, Accepted and Agreed to
This 4th Day of June, 2002

ATLANTIC COAST AIRLINES

/s/ Richard J. Surratt

Richard J. Surratt
Executive Vice President & CFO